Exhibit 3.11

FIRST AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

KW LOAN PARTNERS II LLC

This First Amendment to Amended and Restated Limited Liability Company Agreement of KW Loan Partners II LLC (this “First Amendment”) is made and entered into as of December 28, 2011 by K-W Properties, the sole member (“Member”) of KW Loan Partners II LLC (“Company”). Capitalized terms used but not defined herein shall have the meaning set forth in the Amended and Restated Limited Liability Company Agreement, dated as of May 26, 2010 (the “Operating Agreement”), entered into by and between Member and LF East West LLC (“LF”).

WHEREAS, pursuant to that certain Transfer Agreement, dated December 21, 2011, by and between the Member and LF, Member acquired the Company membership interest formerly held by LF (the “Transfer”); and

WHEREAS, Member believes it is desirable and in the best interest of the Company to amend Exhibit A of the Operating Agreement to reflect the Transfer and evidence its consent thereto.

NOW, THEREFORE, Member hereby consents to the Transfer and amends the Operating Agreement as follows:

1. Pursuant to the Transfer, LF is no longer a member of the Company and any references to LF in the Operating Agreement are hereby deleted.

2. Exhibit A of the Operating Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3. Except as expressly amended by the terms of this Amendment, the Operating Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

[LOAN PARTNERS II]

IN WITNESS WHEREOF, K-W Properties, the sole member, has executed this First Amendment to the Amended and Restated Limited Liability Company Agreement of KW Loan Partners II LLC as of the date first written above.

K-W Properties,
a California corporation

By:	/s/ Barry S. Schlesinger
Name:	Barry S. Schlesinger
Title:	Vice President

[LOAN PARTNERS II]

Exhibit A

CAPITAL CONTRIBUTION, ADDRESS AND PERCENTAGE INTEREST

OF MEMBER

Member’s Name	Member’s Address	Member’s Capital Contribution	Member’s Percentage Interest
K-W Properties, a California corporation	9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212	$7,361,381.54	100%

	TOTAL:	$7,361,381.54	100%

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